Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Abraxas Petroleum Corporation
San Antonio, Texas
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 15, 2016, relating to the consolidated financial statements, and the effectiveness of Abraxas Petroleum Corporation’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.
/s/ BDO USA, LLP
San Antonio, Texas
June 30, 2016